CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Trustees and Shareholders
Rainier Investment Management Mutual Funds:
We consent to the use of our report dated May 18, 2007 on the financial statements of the Large Cap Growth Equity Portfolio, a separate series of Rainier Investment Management Mutual Funds, incorporated herein by reference, and to the references to our firm under the heading “Experts” in the Proxy Statement/Prospectus and “Pro Forma Financial Information” in the Statement of Additional Information.

/s/ KPMG LLP
Los Angeles, California
January 15, 2008